UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2014

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Wireless Telecom Group, Inc. (the “Company”) today announced that Richard S. Cremona, Senior Vice President and Chief Operating Officer of Westell Technologies, Inc., has tendered his resignation as a member of the Board of Directors of the Company, effective March 5, 2014.

"We are thankful for Rich's contributions to the Company during his time of service on the Board. Rich has been an excellent Board member for the Company, investing his valuable time, talent and energy to help make the Company successful,” said Paul Genova, Chief Executive Officer and a director of the Company. “As a result of Westell Technology’s recent acquisition of a competitor of the Company, we have mutually decided that now is the right time for Rich to resign from the Company’s Board of Directors to avoid a potential conflict of interest.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

.	WIRELESS TELECOM GROUP, INC
Date: March 6, 2014	By:	/s/ Paul Genova
Paul Genova,
Chief Executive Officer